EXHIBIT 99.1

Objectware Merges into Bridgeline Software

Objectware founder will lead Bridgeline Software’s Atlanta operations

BOSTON, MA July 9, 2007- Bridgeline Software, Inc. (NASDAQ: BLSW) announced today that Objectware, Inc. has merged into Bridgeline Software, expanding the company’s presence into the Atlanta, Georgia area. Objectware’s founder Erez Katz has joined Bridgeline Software’s executive management team assuming the role of Executive Vice President and General Manager of Bridgeline Software - Atlanta.

Established in 1996, Objectware is a developer of web applications that specialize in e-commerce solutions, search engine optimization, and mobile/wireless application development. Objectware primarily serves the Atlanta region with a branch office in Northern Virginia. Objectware has over 150 active customers, including Cox Communication, ATT Wireless, Stryker Orthopedics, Best Buy, Southern Company, Turner Broadcast Systems, Delta Airlines, Georgia Lottery, and the Community Foundation for Greater Atlanta. To learn more about Objectware please visit www.objectwareinc.com .

“This merger opens a new and exciting chapter in Objectware’s 10+ year history. New offerings will be available to Objectware’s customers, and the strategic opportunities created by the merger will allow the Objectware team to continue to provide quality web, wireless and mobile software applications,” said Erez Katz, President and CEO of Objectware.

Mr. Katz continued, “Bridgeline Software and Objectware share the same vision, values, and insatiable appetite to build a first class organization. The combined capabilities of both companies will afford us access to an experienced management team and a wide pool of resources. In addition, we plan to leverage Bridgeline’s experience to help us grow within our regions.”

Thomas Massie, Bridgeline Software’s President and CEO, stated “We are very excited about our merger with Objectware. Objectware has an outstanding team, excellent leadership, and great customers. We are looking forward to the enthusiasm and expertise Erez Katz will bring to Bridgeline Software’s executive management team.”

About Bridgeline Software, Inc.

Headquartered in Massachusetts, with locations now in Atlanta, New York, Washington, D.C. and Bangalore, India, Bridgeline Software is a developer of award winning web applications and an on-demand web based platform called Orgitecture. This scalable on-demand web based platform provides expandable modules such as Content Management, Relationship Management, eSurvey, eNewsletter, eCommerce, Event Registration and Integrated Grants Management. Bridgeline Software’s teams of developers specialize in information architecture, usability engineering, SharePoint development, web application development, rich media development, e-commerce, and eTraining development.

Bridgeline Software has over 100 active customers that include: The Bank of New York, RSA Security, Nomura Securities, EMC, John Hancock, AARP, Pfizer, Goldman Sachs, The Packard Foundation, DTTC, Cadaret, Grant & Co., Perkin Elmer, UBS, Citibank, National Financial Partners, Newton-Wellesley Hospital, JBHanauer & Co., Omgeo, the Gill Foundation, The Commonwealth Fund, Massachusetts Institute of Technology, and the Smithsonian Institute. To learn more about Bridgeline Software, please visit us at www.bridgelinesw.com .

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions described in our filings with the Securities and Exchange Commission that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

For More Information:

Bridgeline Software, Inc.:
Thomas Massie
President & CEO
781-497-3001
tlmassie@bridgelinesw.com

Objectware, Inc.
Erez Katz
President & CEO
678-287-1444
ekatz@objectwareinc.com

Corporate Headquarters:
Bridgeline Software, Inc.
10 Sixth Road
Woburn, MA 01801
p: 781-376-5555
f: 781-376-5033
www.bridgelinesw.com